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Exhibit 4.2

         SQI DIAGNOSTICS INC.

NOTICE OF ANNUAL AND SPECIAL MEETING OF
SHAREHOLDERS

TO BE HELD ON JULY 7, 2011

 – AND –

MANAGEMENT PROXY CIRCULAR

SQI DIAGNOSTICS INC.
NOTICE OF ANNUAL AND SPECIAL MEETING OF SHAREHOLDERS
TO BE HELD ON JULY 7, 2011

        NOTICE IS HEREBY GIVEN that the annual and special meeting of the shareholders (the "Meeting") of SQI Diagnostics Inc. (the "Company") will be held at the offices of McCarthy Tétrault LLP, located at 66 Wellington Street West, Suite 5300, Toronto, Ontario, on Thursday, July 7, 2011, at 11:00 a.m. (Toronto time) for the following purposes:

1.
To receive the audited financial statements of the Company for the year ended September 30, 2010 together with the report of the auditors thereon;

2.
To elect directors of the Company for the ensuing year;

3.
To re-appoint Collins Barrow LLP as auditors of the Company for the current year and to authorize the directors to fix the remuneration of the auditors;

4.
To pass an ordinary resolution to make certain amendments to the Company's stock option plan, including to provide that the maximum number of common shares issuable under the plan be set at a maximum of 10% of the issued and outstanding common shares of the Company; and

5.
To transact such other business as may properly come before the Meeting or any adjournment thereof.

        This notice is accompanied by a form of proxy and a management proxy circular dated June 8, 2011 (the "Information Circular").

        The board of directors of the Company has fixed the close of business on June 6, 2011, as the record date for the determination of holders of common shares entitled to notice of the Meeting and any adjournments thereof.

        It is desirable that as many shares as possible be represented at the Meeting. If you do not expect to attend, and would like your shares represented, please read the enclosed Information Circular and complete the enclosed instrument of proxy and return it as soon as possible. To be effective, the proxy must be deposited

  •
  in person at the office of the Company's registrar and transfer agent, Equity Financial Trust Company, at 200 University Ave, Suite 400, Toronto, Ontario, M5H 4H1;

  •
  by fax to 416-595-9593, attention: Proxy Department; or

  •
  online at www.voteproxyonline.com

        by not later than 11:00 a.m. (Toronto time) on July 5, 2011 or, if the Meeting is adjourned, not later than 48 hours, excluding Saturdays, Sundays and holidays, prior to the time of such adjourned Meeting, unless the Chairman of the Meeting elects to exercise his discretion to accept proxies received subsequently.

        As there is a labour disruption currently affecting postal service in Canada, PLEASE DO NOT ATTEMPT TO MAIL YOUR PROXY.

        The accompanying Information Circular provides additional information relating to the matters to be dealt with at the Meeting.

DATED at Toronto, Ontario, this 8th day of June, 2011.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ "Claude Ricks"

Claude Ricks
President and Chief Executive Officer

SQI DIAGNOSTICS INC.
ANNUAL AND SPECIAL MEETING OF SHAREHOLDERS
INFORMATION CIRCULAR

The information presented in this management proxy circular (the "Information Circular") is dated as at June 8, 2011, unless otherwise indicated.

I.     GENERAL PROXY INFORMATION

SOLICITATION OF PROXIES

        This Information Circular is furnished in connection with the solicitation by and on behalf of the management of the Company of proxies to be used at the annual and special meeting of the Company (the "Meeting") to be held at the offices of McCarthy Tétrault LLP, located at 66 Wellington Street West, Suite 5300, Toronto, Ontario, on Thursday, July 7, 2011, at 11:00 a.m. (Toronto time) for the purposes set forth in the accompanying notice of annual and special meeting of Shareholders ("Notice of Meeting"), and at any adjournment or adjournments thereof. In addition to solicitation by mail, certain officers, directors, employees and service providers of the Company may solicit proxies by telephone, electronic mail, telecopier or personally. These persons will receive no compensation for such solicitation other than their regular fees or salaries. The head office of the Company is located at 36 Meteor Drive, Toronto, Ontario, M9W 1A4.

        No person is authorized to give any information or to make any representation not contained in this Information Circular, and if given or made, such information or representation should not be relied upon as having been authorized. This Information Circular does not constitute an offer to sell, or a solicitation of an offer to purchase, any securities, or the solicitation of a proxy, by any person in any jurisdiction in which such an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such an offer or solicitation of any offer or proxy solicitation. Neither delivery of this Information Circular nor any distribution of the securities referred to in this Information Circular shall, under any circumstances, create an implication that there has been no change in the information set forth herein since the date of this Information Circular.

        The Canada Business Corporations Act (the "CBCA") the Company's governing statute, provides that shareholder proposals must be received by March 9, 2012, to be considered for inclusion in the management proxy circular and the form of proxy for the 2012 annual meeting of shareholders of the Company ("Shareholders").

APPOINTMENT OF PROXYHOLDER

        The persons named in the enclosed form of proxy are officers or directors of the Company (the "Management Proxyholders").

        A SHAREHOLDER DESIRING TO APPOINT SOME OTHER PERSON, WHO NEED NOT BE A SHAREHOLDER OF THE COMPANY, TO REPRESENT THEM AT THE MEETING MAY DO SO by inserting such other person's name in the blank space provided in the form of proxy and depositing the completed proxy with the Company's registrar and transfer agent, Equity Financial Trust Company, as instructed below. A proxy can be executed by the Shareholder or his attorney duly authorized in writing, or, if the Shareholder is a corporation, under its corporate seal by an officer or attorney duly authorized.

        In addition to any other manner permitted by law, a proxy may be revoked before it is exercised by instrument in writing executed and delivered in person or by fax, as described below, any time up to and including the last business day preceding the day of the Meeting or any adjournment at which the proxy is to be used or delivered to the Chair of the Meeting on the day of the Meeting or any adjournment prior to the time of voting and upon either such occurrence, the proxy is revoked.

VOTING BY PROXY

        Shares represented by a properly executed proxy will be voted or be withheld from voting on each matter referred to in the Notice of Meeting in accordance with the instructions of the Shareholder on any ballot that may be called for and if the Shareholder specifies a choice with respect to any matter to be acted upon, the shares will be voted accordingly.

        If a Shareholder does not specify a choice and the Shareholder has appointed one of the Management Proxyholders as proxyholder, the Management Proxyholder will vote in favour of the matters specified in the Notice of Meeting and in favour of all other matters proposed by management at the Meeting.

        The enclosed form of proxy also gives discretionary authority to the person named therein as proxyholder with respect to amendments or variations to matters identified in the Notice of Meeting and with respect to other matters which may properly come before the Meeting. At the date of this Information Circular, management of the Company knows of no such amendments, variations or other matters to come before the Meeting.

DEPOSIT OF PROXY

        Proxies must be deposited:

  •
  in person at the office of the Company's registrar and transfer agent, Equity Financial Trust Company, at 200 University Ave, Suite 400, Toronto, Ontario, M5H 4H1;

  •
  by fax to 416-595-9593, attention: Proxy Department; or

  •
  online at www.voteproxyonline.com

by not later than 11:00 a.m. (Toronto time) on July 5, 2011 or, if the Meeting is adjourned, not later than 48 hours, excluding Saturdays, Sundays and holidays, prior to the time of such adjourned Meeting, unless the Chairman of the Meeting elects to exercise his discretion to accept proxies received subsequently.

        As there is a labour disruption currently affecting postal service in Canada, PLEASE DO NOT ATTEMPT TO MAIL YOUR PROXY.

DISTRIBUTION TO NOBOS

        In accordance with the requirements of the Canadian Securities Administrators and National Instrument 54-101, "Communication with Beneficial Owners of Securities of a Reporting Issuer" ("NI-54-101"), the Company will have distributed copies of the Notice of Meeting, this Information Circular and the form of proxy (collectively, the "Meeting Materials") directly to persons beneficially holding (each a "Non-Registered Holder") common shares of the Company ("Common Shares") who have provided instructions to an intermediary (an "Intermediary") that such Non-Registered Holder does not object to the Intermediary disclosing ownership information about the Non-Registered Holder ("Non-Objecting Beneficial Owner" or "NOBO").

        These securityholder materials are being sent to both registered and non-registered owners of the securities. If you are a non-registered owner, and the Company or its agent has sent these materials directly to you, your name and address and information about your holdings of securities have been obtained in accordance with applicable securities regulatory requirements from the intermediary holding on your behalf.

        By choosing to send these materials to you directly, the Company (and not the intermediary holding on your behalf) has assumed responsibility for (i) delivering these materials to you, and (ii) executing your proper voting instructions. Please return your voting instructions as specified in the request for proxy enclosed with mailings to NOBOs.

        The meeting materials distributed by the Company's agent to NOBOs include a proxy. Please carefully review the instructions on the proxy for completion and deposit.

DISTRIBUTION TO OBOS

        In addition, the Company will cause its agent to deliver copies of the meeting materials to the clearing agencies and Intermediaries for onward distribution to those Non-Registered Shareholders who have provided instructions to an Intermediary that the Non-Registered Holder objects to the Intermediary disclosing ownership information about the Non-Registered Holder ("Objecting Beneficial Owner" or "OBO").

        Intermediaries are required to forward the meeting materials to OBOs unless an OBO has waived his or her right to receive them. Intermediaries often use service companies such as Broadridge to forward the meeting materials to OBOs. Generally, those OBOs who have not waived the right to receive meeting materials will either:

  (i)
  be given a form of proxy which has already been signed by the intermediary (typically by a facsimile stamped signature), which is restricted as to the number of shares beneficially owned by the OBO, but which is otherwise uncompleted. This form of proxy need not be signed by the OBO. In this case, the OBO who wishes to submit a proxy should properly complete the form of proxy and deposit it with Equity Financial Trust Company in the manner set out above in this Information Circular with respect to the Common Shares beneficially owned by such OBO; OR

  (ii)
  more typically, be given a voting registration form which is not signed by the Intermediary and which, when properly completed and signed by the OBO and returned to the Intermediary or its service company, will constitute authority and instructions (often called a "Voting Instruction Form") which the Intermediary must follow. Typically, the Voting Instruction Form will consist of a one page pre-printed form. The purpose of this procedure is to permit the OBO to direct the voting of the shares he or she beneficially owns.

        Should a Non-Registered Holder who receives one of the above forms wish to vote at the Meeting in person, the Non-Registered Holder should strike out the names of the persons named in the form and insert the Non-Registered Holder or such other person's name in the blank space provided. In either case, Non-Registered Holders should carefully follow the instructions, including those regarding when and where the proxy or Voting Instruction Form is to be delivered.

        An OBO may revoke a Voting Instruction Form or a waiver of the right to receive meeting materials and to vote which has been given to an Intermediary at any time by written notice to the Intermediary, except that an Intermediary is not required to act on a revocation of a Voting Instruction Form or of a waiver of the right to receive meeting materials and to vote which is not received by the Intermediary at least seven days prior to the Meeting. Any OBO wishing to deliver such a revocation should be mindful of the current labour disruption affecting postal service in Canada and choose an appropriate method of delivery given such disruption.

REVOCABILITY OF PROXY

        Any registered Shareholder or NOBO who has returned a proxy may revoke it at any time before it has been exercised. In addition to revocation in any other manner permitted by law, a registered Shareholder or NOBO, his or her attorney authorized in writing or, if the registered Shareholder or NOBO is a corporation, a corporation under its corporate seal or by an officer or attorney thereof duly authorized, may revoke a proxy by instrument in writing, including a proxy bearing a later date. The instrument revoking the proxy must be deposited in person or by fax at the registered office of the Company, at any time up to and including the last business day preceding the date of the Meeting, or any adjournment thereof, or with the Chairman of the Meeting on the day of the Meeting. As there is a labour disruption currently affecting postal service in Canada, PLEASE DO NOT ATTEMPT TO MAIL YOUR REVOCATION OF PROXY. Only registered Shareholders or NOBOs have the right to revoke a proxy. OBOs who wish to change their vote must, at least 7 days before the Meeting, arrange for their nominees to revoke the proxy on their behalf.

VOTING SHARES AND PRINCIPAL HOLDERS THEREOF

        The authorized capital of the Company consists of an unlimited number of Common Shares. As of the date of this Information Circular, 33,946,258 Common Shares are issued and outstanding as fully paid and non-assessable.

        Each Shareholder is entitled to one vote for each Common Share shown as registered in his or her name on the list of Shareholders, which will be available for inspection at the Meeting. The board of directors of the Company (the "Board") have fixed June 6, 2011, as the record date for the Meeting. Shareholders of record as at that date are entitled to receive notice of the Meeting. Shareholders of record will be entitled to vote those Common Shares of the Company included in the list of Shareholders entitled to vote at the Meeting prepared as at the record date.

        To the knowledge of the directors and senior officers of the Company, no person beneficially owns, directly or indirectly, or exercises control or direction over, more than 10% of the issued and outstanding Common Shares of the Company.

II.    PARTICULARS OF MATTERS TO BE ACTED UPON

1.     Financial Statements and Auditor's Report

        The annual report of the Company for the fiscal year ended September 30, 2010, including the financial statements for the fiscal year ended September 30, 2010, together with the report of the auditors thereon will be submitted at the Meeting. Receipt at such Meeting of the auditors' report and the Company's financial statements for its last completed fiscal year will not constitute approval or disapproval of any matters referred to therein.

        Under NI 54-101, a person or company who wishes to receive interim financial statements from the Company must deliver a written request for such material to the Company, together with a signed statement that the person or company is the owner of securities (other than debt instruments) of the Company. Shareholders who wish to receive interim financial statements are encouraged to send the enclosed return card, together with the completed form of proxy, in the addressed envelope provided, to the Company's registrar and transfer agent, Equity Financial Trust Company, at 200 University Ave, Suite 400, Toronto, Ontario, M5H 4H1. The Company will maintain a supplemental mailing list of persons and companies wishing to receive interim financial statements. Additional information relating to the Company is on SEDAR at www.sedar.com. Shareholders may contact the Company at 36 Meteor Drive, Toronto, Ontario M9W 1A4 to request copies of the Company's financial statements and management discussion and analysis ("MD&A").

        Financial information is provided in the Company's comparative financial statements and MD&A for its most recently completed financial year, which are filed on SEDAR.

2.     Election of Directors

        The directors of the Company are elected at each annual meeting and hold office until the next annual meeting or until their successors are appointed. In the absence of instructions to the contrary, the enclosed proxy will be voted for the nominees herein listed.

        Management of the Company proposes to nominate each of the following persons for election as a director. Each director elected at the Meeting will hold office until the next annual meeting of Shareholders or until his or her successor is elected or appointed, unless his or her office is earlier vacated according to the provisions of the by-laws of the Company and the CBCA. Information concerning such persons, as furnished by the individual nominees, is as follows:

Name, Place of Residence and Director Since	Principal Occupation	Number of Common Shares Beneficially Owned or Controlled	Percentage of Common Shares
Claude Ricks Barrie, ON May, 2007	Currently and since May 2007, Mr. Ricks has been the President, Chief Executive Officer and a director of SQI Diagnostics Inc. Prior to that, Mr. Ricks was the Chief Executive Officer of SQI Diagnostics Systems Inc., a wholly-owned subsidiary of the Company.	1,992,157	6%
Dr. Peter Lea Toronto, ON May, 2007	Currently and since May 2007, Dr. Lea has been the Chief Science Officer and a director of SQI Diagnostics Inc.. Prior to that, Dr. Lea was Chief Science Officer and director of SQI Diagnostics Systems Inc a wholly-owned subsidiary of the Company.	2,173,904	6%
Eric Schneider (1) (2) Waterloo, ON May, 2007	Currently and for the past five years, Mr. Schneider is a partner in the law firm Miller Thomson LLP and its predecessors.	380,635	1%
Saied Nadjafi (2) Toronto, ON May, 2007	Currently and for the past five years Mr. Nadjafi is an independent business man.	1,931,475	6%
David Williams (1) Toronto, ON May, 2007	Currently and for the past five years, Mr. Williams is the President of Roxborough Holdings Limited, a Toronto based investment company.	477,225	1%
Paul J. Mountain (2) Welland, ON August, 2007	Currently and since August 2007, Mr. Mountain has been an independent consultant. Prior to that and since January 1990 Mr. Mountain was Vice President of Science and Technology at MDS Inc., a Toronto-based diversified healthcare company.	Nil	—
Peter Winkley (1) Mississauga, ON November, 2007	Currently and since September 2010, Mr. Winkley is the Vice President and Chief Financial Officer of Algoma Capital Corporation. Prior to that, Mr. Winkley was the Chief Financial Officer of Therapure Biopharma Inc. a Mississauga-based biologics contract manufacturer. Prior to this, Mr. Winkley was Vice-President, Corporate Finance at MDS Inc.	Nil	—

(1)
Member of the audit committee (the "Audit Committee") (appointed annually).

(2)
Member of the compensation committee (the "Compensation Committee") (appointed annually).

        No proposed director is to be elected under any arrangement or understanding between the proposed director and any other person or company, except the directors and executive officers of the company acting solely in such capacity.

Corporate Cease Trade Orders, Penalties and Bankruptcies

        Other than as disclosed below, to the knowledge of the Company, no proposed director:

  (a)
  is, as at the date of the Information Circular, or has been, within 10 years before the date of the Information Circular, a director or executive officer of any company (including the Company) that, while that person was acting in that capacity,

  (i)
  was the subject of a cease trade or similar order or an order that denied the relevant company access to any exemption under securities legislation, for a period of more than 30 consecutive days;

  (ii)
  was subject to an event that resulted, after the director or executive officer ceased to be a director or executive officer, in the company being the subject of a cease trade or similar order or an order that denied the relevant company access to any exemption under securities legislation, for a period of more than 30 consecutive days; or

  (iii)
  within a year of that person ceasing to act in that capacity, became bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency or was subject to or instituted any proceedings, arrangement or compromise with creditors or had a receiver, receiver manager or trustee appointed to hold its assets; or

  (b)
  has, within the 10 years before the date of the Information Circular, become bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency, or become subject to or instituted any proceedings, arrangement or compromise with creditors, or had a receiver, receiver manager or trustee appointed to hold the assets of the proposed director.

        Mr. Nadjafi was a director and officer of TelcoPlus Enterprises Inc. when the British Columbia and Alberta securities commissions issued a cease trade order against the company in June, 2003. The cease trade order was issued due to the fact that the company was a shell company that had no operating business. The cease trade order was revoked in December 2003.

        Mr. Williams was a director of Octagon Industries Inc. ("Octagon") from November 1993 to 2005. Octagon was subject to cease trade orders issued by the British Columbia Securities Commission ("BCSC") on May 29, 2001 (revoked on August 28, 2001) and on June 24, 2004, and by the Alberta Securities Commission on June 8, 2004, for failure to file its required financial statements. Octagon was delisted from the NEX (a separate exchange from the TSX Venture Exchange (the "TSXV")) for default of paying its listing fees for the third quarter of 2004. On August 12, 2001, the trustees of Octagon sent a proposal to unsecured creditors of Octagon pursuant to the Bankruptcy and Insolvency Act (Canada). A majority of the unsecured creditors approved the proposal at a general meeting of the creditors held on August 25, 2001.

        Mr. Williams also served as a director of RoaDor Industries Inc. ("RoaDor"), a reporting issuer in the Provinces of British Columbia, Alberta and Ontario, when on February 18, 2011, the BCSC and the Ontario Securities Commission each issued a cease trade order against RoaDor for failure to file its financial statements and management's discussion and analysis related thereto for the year ended September 30, 2010. The cease trade orders remain in effect as of the date of this Information Circular.

        Mr. Winkley became a director and the corporate secretary of 1608557 Ontario Inc. ("1608557") (formerly Hemosol Corp.) in November 2008 as a part of that company's emergence from CCAA protection. In December 2008 and March 2009, the applicable Canadian securities regulatory authorities issued cease trade orders against that company as a result of the failure to file financial statements for periods during the 2005, 2006, 2007 and 2008 fiscal years. Mr. Winkley ceased to be a director and officer of 1608557 in December 2009.

Personal Bankruptcies

        To the Company's knowledge, no existing or proposed director of the Company has, within the 10 years before the date of this Information Circular, become bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency, or been subject to or instituted any proceedings, arrangements or compromise with creditors, or had a receiver, receiver manager or trustee appointed to hold the assets of that person.

Conflicts of Interest

        The directors are required by law to act honestly and in good faith with a view to the best interests of the Company and to disclose any interests that they may have in any project or opportunity of the Company. If a conflict of interest arises at a meeting of the Board, any director in a conflict will disclose his interest and abstain from voting on such matter.

        To the Company's knowledge, and other than disclosed herein, there are no known existing or potential conflicts of interest among the Company, its promoters, directors and officers or other members of management of the Company or of any proposed promoter, director, officer or other member of management as a result of their outside business interests, except that certain of the directors and officers serve as directors and officers of other companies, and therefore it is possible that a conflict may arise between their duties to the Company and their duties as a director or officer of such other companies.

        Management recommends that Shareholders vote FOR the election of the directors.

3.     Re-Appointment of Auditor

        The auditor of the Company is Collins Barrow LLP and has been since 2005. Unless otherwise instructed, the proxies given pursuant to this solicitation will be voted for the re-appointment of Collins Barrow LLP as the auditors of the Company to hold office for the ensuing year at a remuneration to be fixed by the directors.

        Management recommends that Shareholders vote FOR the election of the auditors and for the Board to fix the remuneration of the auditors.

4.     Amendment of Stock Option Plan

        On March 27, 2007, Shareholders approved the Company's stock option plan (the "Stock Option Plan") which reserves for issuance a fixed number of Common Shares pursuant to the terms and conditions of such plan. On June 8, 2011, the Board approved certain amendments to the Stock Option Plan to:

  •
  clarify the Company's obligations with respect to withholding tax;

  •
  provide for the extension of the length of a stock option term in the event that the Company is in a period during which designated directors, officers and employees of the Company cannot trade Common Shares pursuant to the Company's policy respecting restrictions on directors', officers' and employee trading which is in effect at that time;

  •
  provide for certain tax and other legal requirements for issuances of options to employees resident in the United States; and

  •
  to amend the Stock Option Plan to provide that the maximum number of Common Shares which may be reserved and set aside for issue under the Stock Option Plan will be set at a maximum of 10% of the issued and outstanding Common Shares at the time of the option grant (on a non-diluted basis), such that the Stock Option Plan will become a "rolling" stock option plan pursuant to the policies of the TSXV.

        A copy of the proposed Stock Option Plan is on our website at www.sqidiagnostics.com. The contents of this website are not incorporated by reference into this Information Circular.

        As a result of the "rolling cap" described in (iv) above, the Stock Option Plan must be approved by shareholders on an annual basis. At the Meeting, Shareholders will be asked to approve the following ordinary resolution of Shareholders approving the amendment to the Stock Option Plan providing for a rolling maximum number of Common Shares issuable under such plan (the "Stock Option Plan Resolution"):

BE IT RESOLVED THAT:

  1.
  The amendments to the stock option plan (the "Stock Option Plan") of the Company described in the Company's management proxy circular for this annual and special meeting of shareholders be authorized and approved; and

  2.
  Any one director or officer of the Company be and is hereby authorized, for and on behalf of the Company, to execute and deliver any and all documents and instruments and to do all other things as in the opinion of such director or officer may be necessary or desirable to implement this resolution and the matters authorized hereby, such determination to be conclusively evidenced by the execution and delivery of any such document or instrument, and the taking of any such action and the directors are hereby authorized to grant from time to time options in accordance with the provisions of the Stock Option Plan and the policies of the TSX Venture Exchange.

        The persons named in the accompanying form of proxy will, in the case of a ballot and in the absence of specifications or instructions to vote against the Stock Option Plan Resolution on the form of proxy, vote for the approval of the Stock Option Plan Resolution.

        In order to be effective, the Stock Option Plan Resolution must be approved by holders of a majority of the shares represented in person or by proxy at the Meeting.

        Management recommends that Shareholders vote FOR the Stock Option Plan Resolution.

III.  EXECUTIVE COMPENSATION

        The following table (presented in accordance with National Instrument Form 51-102F6 ("Form 51-102F6") ("Statement of Executive Compensation") sets forth all annual and long term compensation for services in all capacities to the Company for the three most recently completed financial years (to the extent required by Form 51-102F6) in respect of the Chief Executive Officer and the Chief Financial Officer as at September 30, 2010, and the other three most highly compensated executive officers of the Company as at September 30, 2010, whose individual total salary and bonus for the most recently completed financial year exceeded $150,000 and any individual who would have satisfied these criteria but for the fact that individual was not serving as such an officer at the end of the most recently completed financial year. All figures are presented in Canadian dollars.

Summary Compensation Table

Long Term Compensation
Awards
		Annual Compensation			Securities Under Option/ SARs Granted (#)
						Shares/Units Subject to Resale Restrictions ($)	Payouts
Other Annual Compensation ($)
NEO Name and Principal Position	Year	Salary ($)	Bonus ($)				LTIP Payouts ($)	All Other Compensation ($)
Claude Ricks(1) President and Chief Executive Officer	2010 2009	182,308 171,923	12,308 Nil	Nil Nil	Nil Nil	Nil Nil	Nil Nil	Nil Nil
Andrew Morris(2) Chief Financial Officer	2010 2009	166,731 160,961	9,231 22,500	Nil Nil	Nil Nil	Nil Nil	Nil Nil	Nil Nil
Dr. Peter Lea(3) Chief Science Officer	2010 2009	151,154 150,000	6,154 Nil	Nil Nil	Nil Nil	Nil Nil	Nil Nil	Nil Nil

(1)
Mr. Ricks was appointed Chief Executive Officer of the Company in April, 2007. Prior to that, Mr. Ricks was the Chief Executive Officer of SQI Diagnostics Systems Inc., the wholly-owned subsidiary of the Company.

(2)
Mr. Morris was appointed Chief Financial Officer of the Company in April, 2007. Prior to that, Mr. Morris was the Chief Financial Officer of SQI Diagnostics Systems Inc., the wholly-owned subsidiary of the Company.

(3)
Mr. Lea was appointed Chief Science Officer of the Company in April, 2007. Prior to that, Mr. Lea was the Chief Science Officer of SQI Diagnostics Systems Inc., the wholly-owned subsidiary of the Company.

Compensation Discussion & Analysis

Composition of the Compensation Committee

        In August 2007, the Company formed the compensation committee (the "Compensation Committee") to meet as required and review senior management compensation and the overall compensation policies and practices of the Company. Prior to the formation of the Compensation Committee, the Board as a whole performed these functions. The members of the Compensation Committee are Messrs. Mountain, Schneider and Nadjafi, all of whom are independent directors.

Compensation Philosophy

        For compensation matters, the Compensation Committee of the Board is responsible for:

  •
  reviewing and approving the compensation of the executive officers of the Company;

  •
  recommending to the Board other executive compensation, incentive-based plans and equity-based plans;

  •
  evaluating and recommending compensation of the director's of the Company and succession planning; and

  •
  reviewing compensation disclosure in public documents.

        The Compensation Committee considers the following objectives when reviewing compensation:

  •
  retaining individuals critical to the success of the Company;

  •
  rewarding performance of individuals by recognizing their contribution to the Company; and

  •
  compensating individuals based on their performance and, to the extent applicable, on similar compensation for companies at a comparable state of development.

        To encourage ownership interest in the Company and to focus on the long-term performance of the Company over a period of time, the Company has adopted, as a long-term incentive, the Stock Option Plan that enables officers, directors and key employees to acquire Common Shares pursuant to the terms and conditions of the Stock Option Plan.

Compensation Procedures

        In 2010, the Compensation Committee reviewed the compensation for the senior executive officers. Senior management was responsible for the review of compensation for other officers and key employees. Such review was based on performance. The compensation for senior executive officers, following compensation committee review was effected by this review bringing compensation to the levels reflected in the current employment agreements with the Named Executive Officers.

Chief Executive Officer's Compensation

        Mr. Ricks received a base salary of $182,308. The compensation of the Company's Chief Executive Officer is based on the same criteria as that used in determining the compensation payable to the Company's other executive officers. In determining the salary paid to Mr. Ricks during the past fiscal year, the Compensation Committee took into account salary, short-term incentive levels and long-term incentive levels of comparable companies, as well as the historical salaries of management of the Company.

        Submitted by the Compensation Committee:

        Eric Schneider, Saied Nadjafi, and Paul Mountain

Outstanding Option-Based Awards

        The Company had the following option-based awards outstanding for Named Executive Officers at September 30, 2010.

Name	Number of Securities Underlying Unexercised Options (#)	Option Exercise Price ($)	Option Expiration Date	Value of Unexercised in-the-Money Options(1) ($)
Claude Ricks	150,000	1.60	February 26, 2013	198,000
Andrew Morris	250,000	1.60	February 26, 2013	330,000
Peter Lea	150,000	1.60	February 26, 2013	198,000

(i)
Closing market value on September 30, 2010 was $2.92.

Incentive Plan Awards — Value Vested or Earned During Year Ended September 30, 2010

        The following incentive plan awards for Named Executive Officers vested during the year ended September 30, 2010.

Name	Option-Based Awards — Value Vested During the Year ended September 30, 2010(1)
Claude Ricks	$66,000
Andrew Morris	$49,500
Peter Lea	$66,000

(1)
Closing market value on September 30, 2010 was $2.92.

Securities Authorized for Issuance under Equity Compensation Plans

        The following table gives certain information as of September 30, 2010, being the Company's most recently completed financial year, with respect to the Stock Option Plan under which equity securities of the Company are authorized for issuance.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options	Number of securities remaining available for future issuance under equity compensation plans
Equity compensation plans approved by security holders	1,764,000	$1.75	291,367

Termination and Change of Control Benefits

Claude Ricks — President and Chief Executive Officer

        The Company has an employment agreement with Claude Ricks, the President and Chief Executive Officer of the Company made as of January 1, 2008 for an initial term of two years which was renewed for an additional two year term. The agreement provides, among other things, that:

  (a)
  Upon the termination by the Company of Claude Ricks' employment other than as a result of the death or disability of Mr. Ricks or just cause or upon the termination by Mr. Ricks for good reason, the Company shall thereupon pay to him, in no more than two lump sum payments, an amount equal to the lesser of: (i) one times the then current annual salary plus any bonus amounts, and (ii) an amount equal to the result obtained when the then current annual salary is multiplied by a fraction, the numerator of which is the number of days between the date of termination and Mr. Ricks' retirement date and the denominator of which is 365; and

  (b)
  If Mr. Ricks' employment is terminated as a result of a change of control, the Company shall pay to him no more than two lump sum payment, the amount of which is equal to the lesser of: (i) twice the then current annual salary; and (ii) an amount equal to the result obtained when the then current annual salary is multiplied by a fraction, the numerator of which is the number of days between the termination and Mr. Ricks' retirement date and the denominator of which is 365.

Andrew Morris — Chief Financial Officer

        The Company has an employment agreement with Andrew Morris, the Chief Financial Officer of the Company made as of January 1, 2008 for an initial term of two years which was renewed for an additional two year term. The agreement provides, among other things, that:

  (a)
  Upon the termination by the Company of Mr. Morris' employment other than as a result of the death or disability of Mr. Morris or just cause or upon the termination by Mr. Morris for good reason, the Company shall thereupon pay to him, in no more than two lump sum payments, an amount equal to the lesser of: (i) one times the then current annual salary plus any bonus amounts, and (ii) an amount equal to the result obtained when the then current annual salary is multiplied by a fraction, the numerator of which is the number of days between the date of termination and Mr. Morris' retirement date and the denominator of which is 365; and

  (b)
  If Mr. Morris' employment is terminated as a result of a change of control, the Company shall pay to him no more than two lump sum payment, the amount of which is equal to the lesser of: (i) twice the then current annual salary; and (ii) an amount equal to the result obtained when the then current annual salary is multiplied by a fraction, the numerator of which is the number of days between the termination and Mr. Morris' retirement date and the denominator of which is 365.

Dr. Peter Lea — Chief Science Officer

        The Company has an employment agreement with Dr. Peter Lea, the Chief Science Officer of the Company made as of January 1, 2008 for an initial term of two years which was renewed for an additional two year term. The agreement provides, among other things, that:

  (a)
  Upon the termination by the Company of Dr. Lea's employment other than as a result of the death or disability of Dr. Lea or just cause or upon the termination by Dr. Lea for good reason, the Company shall thereupon pay to him, in no more than two lump sum payments, an amount equal to the lesser of: (i) one times the then current annual salary plus any bonus amounts, and (ii) an amount equal to the result obtained when the then current annual salary is multiplied by a fraction, the numerator of which is the number of days between the date of termination and Dr. Lea's retirement date and the denominator of which is 365; and

  (b)
  If Dr. Lea's employment is terminated as a result of a change of control, the Company shall pay to him no more than two lump sum payment, the amount of which is equal to the lesser of: (i) twice the then current annual salary; and (ii) an amount equal to the result obtained when the then current annual salary is multiplied by a fraction, the numerator of which is the number of days between the termination and Dr. Lea's retirement date and the denominator of which is 365.

Compensation of Directors

        Non-management directors were paid an annual retainer of $15,000. Peter Winkley, the Chair of the Audit Committee was paid an additional annual retainer of $5,000. Paul Mountain was appointed chair of an ad hoc committee of the Board effective September 1, 2010 and is paid an additional $5,000 annually. Total amounts paid to each non-management director are set out below.

Director Name	Compensation Paid During the Fiscal Year-Ending September 30, 2010 ($)
Paul Mountain	15,417
Eric Schneider	15,000
David Williams	15,000
Saied Nadjafi	15,000
Peter Winkley	20,000

        Directors were eligible to participate in the Company's Stock Option Plan during the financial year ended September 30, 2010. The following options were granted to directors in fiscal 2010.

Name	Number of Securities Underlying Unexercised Options (#)	Option Exercise Price ($)	Option Grant Date	Expiry Date
David Williams	35,000	$2.50	August 16, 2010	August 16, 2010
Eric Schneider	35,000	$2.50	August 16, 2010	August 16, 2010
Paul Mountain	35,000	$2.50	August 16, 2010	August 16, 2010
Peter Winkley	35,000	$2.50	August 16, 2010	August 16, 2010
Saied Nadjafi	35,000	$2.50	August 16, 2010	August 16, 2010

Indebtedness of Directors and Officers

        Except as disclosed below, there is no indebtedness of any director, executive officer, proposed nominee for election as a director or associate of them, to or guaranteed or supported by the Company either pursuant to an employee stock purchase program of the Company or otherwise, during the most recently completed financial year.

  (a)
  In May, 2005, SQI Diagnostics Systems Inc. loaned $10,000 to Andrew Morris in order for Mr. Morris to exercise 100,000 warrants at an exercise price of $0.10 per share. As at the date of this Information Circular, the loan has been paid in full.

  (b)
  In November 2004, SQI Diagnostics Systems Inc. loaned $97,000 to Peter Lea. As at the date of this Information Circular, the loan has been paid in full.

IV.    INTEREST OF INSIDERS IN MATTERS TO BE ACTED UPON

        Except as set out elsewhere in this Information Circular, no person who has been a director or executive officer of the Company at any time since the beginning of the Company's last financial year, no proposed nominee of management of the Company for election as a director of the Company and no associate or affiliate of the foregoing persons, has any material interest, direct or indirect, by way of beneficial ownership or otherwise, in matters to be acted upon at the Meeting other than the election of directors or the appointment of auditors.

        To the knowledge of the Company, no informed person or proposed director of the Company and no associate or affiliate of the foregoing persons has or has had any material interest, direct or indirect, in any transaction since the commencement of the Company's most recently completed financial year or in any proposed transaction which in either such case has materially affected or would materially affect the Company.

V.     AUDIT COMMITTEE AND RELATIONSHIP WITH AUDITOR

        Multilateral Instrument 52-110 of the Canadian Securities Administrators ("MI 52-110") requires the Company, as a venture issuer, to disclose annually in the Information Circular certain information concerning the constitution of its audit committee (the "Audit Committee") and its relationship with its independent auditor, as set forth in the following.

        An Audit Committee charter, the text of which is attached as Schedule "A" to this Information Circular, governs the Company's Audit Committee.

        The Company's Audit Committee is comprised of three directors, Peter Winkley, Eric Schneider, David Williams. As defined in MI 52-110, all of the members of the Audit Committee are "independent".

Name	Relevant Education and Experience
Peter Winkley	• Director and Chair of the Company Audit Committee since November 2007
• Vice-President, Finance and Chief Financial Officer of Algoma Central Corporation, a public Canadian shipping company.
• Former Vice-President Finance and Chief Financial Officer of Therapure Biopharma Inc., a biopharmaceutical manufacturing company
• Former Vice President, Corporate Finance for MDS Inc. a public life sciences company
• Canadian Chartered Accountant and received his B.Com from the University of Toronto in 1982
David Williams	• Member of the Board since April 2007
• President of his investment company Roxborough Holdings Limited
• Held senior management positions with Beutel Goodman & Company, one of Canada's largest institutional money managers.
• Serves on the boards of Newport Inc., Atlantis Systems Corp., Western Copper Corp., and Radiant Energy Corporation
• Bachelor's degree in Business from Bishop's University, a Master's degree in Business Administration from Queen's University, and an Honorary Doctorate from Bishop's
• Board member of the Bishop's University Foundation
Eric Schneider	• Member and Chairman of the Board since January 2005
• Partner in Miller Thomson LLP and its predecessors
• Former board member of 20/20 Financial Group Inc. (1993-95), Schneider Corporation (1996-99) and Altek Power Corporation (2008)
• B.Sc. (Physics) from the University of Waterloo in 1975 and a J.D. from the University of Toronto in 1978

        Since the commencement of the Company's most recently completed financial year, the Board has not failed to adopt a recommendation of the Audit Committee to nominate or compensate an external auditor.

        The Company has not relied on the exemption contained in sections 2.4 or 8 of MI 52-110. Section 2.4 provides an exemption from the requirement that the Audit Committee must pre-approve all non-audit services to be provided by the auditor, where the total amount of fees related to the non-audit services are not expected to exceed 5% of the total fees payable to the auditor in the fiscal year in which the non-audit services were provided. Section 8 permits a company to apply to a securities regulatory authority for an exemption from the requirements of MI 52-110, in whole or in part.

        The Audit Committee has not adopted specific policies and procedures for the engagement of non-audit services. The Audit Committee has oversight and must approve all non-audit services. Currently, the Audit Committee has approved the provision of certain tax advisory services by the Company's auditors. Subject to the requirements of MI 52-110, the engagement of non-audit services is considered by the Board, and, where applicable, the Audit Committee, on a case by case basis.

        In the following table, "audit fees" are fees billed by the Company's external auditor for services provided in auditing the Company's annual financial statements for the subject year. "Audit-related fees" are fees not included in audit fees that are billed by the auditor for assurance and related services that are reasonably related to the performance of the audit or review of the Company's financial statements. "Tax fees" are fees billed by the auditor for professional services rendered for tax compliance, tax advice and tax planning. "All other fees" are fees billed by the auditor for products and services not included in the foregoing categories.

        The fees paid by the Company to its auditors in each of the last two fiscal years, by category, are as follows:

Financial Year Ending	Audit Fees	Audit Related Fees	Tax Fees	All Other Fees
September 30, 2010	$35,177	$4,662	$4,814	NIL
September 30, 2009	$38,000	$513	$2,754	$1,057

        The Company is relying on the exemption provided by section 6.1 of MI 52-110 that provides that the Company, as a "venture issuer", is not required to comply with Part 3 (Composition of the Audit Committee) and Part 5 (Reporting Obligations) of MI 52-110.

VI.   CORPORATE GOVERNANCE DISCLOSURE

        National Policy 58-201 — Corporate Governance Guidelines and National Instrument 58-101 — Disclosure of Corporate Governance Practices set out a series of guidelines for effective corporate governance. The guidelines address matters such as the composition and independence of corporate boards, the functions to be performed by boards and their committees, and the effectiveness and education of board members. Each reporting issuer, such as the Company, must disclose on an annual basis and in prescribed form, the corporate governance practices that it has adopted. The following is the Company's required annual disclosure of its corporate governance practices.

1.
Board of Directors — The Board considers that Messrs. Schneider, Nadjafi, Williams, Mountain and Winkley are independent according to the definition of "independence" set out in Multilateral Instrument 52-110 as it applies to the Board. The Board considers that Mr.. Ricks and Dr. Lea are not independent in that they are executive officers of the Company or its subsidiaries. The Board facilitates its exercise of independent supervision over management primarily by having a majority of the Board members consist of individuals who are independent of the Company.

2.
Directorships — Mr. Williams is a director and Audit Committee member of Western Copper Corp., Resin Systems Inc. Atlantis Systems Corp., and Newport Inc., companies whose shares are listed on the Toronto Stock Exchange. Mr. Williams is also a director of RoaDor Industries (see "Particulars of Matters to be Acted Upon — Election of Directors — Corporate Cease Trade Orders, Penalties and Bankruptcies") and Radiant Energy Corporation, companies whose shares are listed on the TSXV. Between April and December 2008, Mr. Schneider was a director of Altek Power Corporation, a company whose shares are listed on the TSXV.

3.
Orientation and Continuing Education — The Board has not adopted a formal policy on the orientation and continuing education of new and current directors. When a new director is appointed, the Board delegates individual directors the responsibility for providing an orientation and education program for any new director. This may be delivered through informal meetings between the new directors and the Board and senior management, complemented by presentations on the main areas of the Company's business. When required the Board may arrange for topical seminars to be provided to members of the Board or committees of the Board. Such seminars may be provided by one or more members of the Board and management or by external professionals.

4.
Ethical Business Conduct — The directors are required to abide by all relevant regulatory rules and regulations. The Board monitors compliance by requiring directors and officers to declare any conflicts of interest or any other situation that could represent a potential violation of any applicable rules and regulations. When applicable, the Board will receive reports from management regarding any allegations of unethical conduct.

5.
Nomination of Directors — The Board has not adopted any formal policy for the nomination of new directors. The Board relies on each director to identify new candidates for Board nomination based on the needs of the Board.

6.
Compensation — The directors of the Company received cash compensation for their attendance at Board meetings and for acting as chair of certain committees of the Board as well as receiving options to purchase Common Shares. See "Executive Remuneration — Compensation of Directors". Each of Mr. Ricks and Dr. Lea (both of whom serve as officers of the Company) was each paid an annual salary of $182,308 and $151,154 respectively. The Board has a compensation committee which is responsible for (i) reviewing the Chief Executive Officer's authorities and accountabilities and his corporate goals and objectives (which include all performance indicators relevant to the compensation of the Chief Executive Officer); (ii) monitoring the Chief Executive Officer's performance relative to these goals and objectives; and (iii) formally evaluating his performance at least annually.

7.
Other Board Committees — The only standing committees of the Board are the Audit Committee and the Compensation Committee. From time to time, the Board forms ad hoc committees, as necessary. Given the size of the Company and the nature of its activities, the Board has not established other standing committees.

8.
Assessments — The Board does not have any formal policies to evaluate the effectiveness of the Board, the Audit Committee and the individual directors. The Board may appoint a special committee of directors to evaluate the Board, its committees and assess the contribution of its individual directors and to recommend any modifications to the functioning and governance of the Board and its committees. To date, the Board has not appointed any such special committee of directors to perform such analysis.

VII. OTHER MATTERS WHICH MAY COME BEFORE THE MEETING

        Management knows of no other matters to come before the Meeting other those as set forth in this Information Circular. HOWEVER, IF OTHER MATTERS THAT ARE NOT KNOWN TO MANAGEMENT SHOULD PROPERLY COME BEFORE THE MEETING, THE ACCOMPANYING PROXY WILL BE VOTED ON SUCH MATTERS IN ACCORDANCE WITH THE BEST JUDGMENT OF THE PERSONS VOTING THE PROXY.

VIII.  GENERAL

        Except where otherwise indicated, information contained herein is given as of June 8, 2011.

        The undersigned hereby certifies that the directors of the Company have approved the contents and the sending of this Information Circular.

DATED this 8th day of June, 2011.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ "Claude Ricks"

Claude Ricks
President and Chief Executive Officer

 SCHEDULE "A"
AUDIT COMMITTEE CHARTER

SQI DIAGNOSTICS INC.

(the "Company")

Audit Committee Charter

I      PURPOSE AND AUTHORITY OF THE COMMITTEE

  Appointed by and reporting to the board of directors (the "Board"), the audit committee (the "Audit Committee") shall be responsible to:

  (a)
  assist the Board in fulfilling its oversight of the Company's financial integrity, specifically by assisting the Board's oversight of:

  (i)
  the integrity of the Company's financial statements and other financial reporting;

  (ii)
  the external auditor's qualifications and independence;

  (iii)
  the performance of the Company's internal audit functions and internal auditor, if and when one is appointed;

  (iv)
  the Company's compliance with legal and regulatory requirements; and

  (v)
  any other matters as defined by the Board;

  (b)
  manage, on behalf of the shareholders, the relationship between the Company and the external auditors by:

  (i)
  recommending to the Board the nomination and remuneration of the external auditors;

  (ii)
  overseeing the work of the external auditors for the purpose of preparing or issuing an auditor's report or performing other audit, review or attest services for the Company, including the resolution of any disagreements between management and the external auditor regarding financial reporting;

  (iii)
  approving fees for all audit and audit-related services and pre-approving all non-audit services to be provided to the Company or its subsidiaries by the Company's external auditor;

  (iv)
  managing the relationship and facilitating communication between the Company and the external auditors; and

  (v)
  oversee the preparation of any report that is required by any applicable securities regulatory authority to be included in the annual proxy statement, annual information form or any other public disclosure document of the Company.

  This Charter and any subsequent revisions thereto require the approval of the Board.

  The Audit Committee has the authority to conduct any investigation appropriate to fulfilling its responsibilities, and it has unrestricted access to communicate directly with the internal and external auditors, management, members of the Board, employees of, or consultants to, the Company and any relevant information. The Audit Committee has the authority to retain, at the Company's expense, special legal, accounting or other consultants or experts it deems necessary in the performance of its duties and the Audit Committee shall have the authority to set the compensation for any such advisors.

II     COMPOSITION OF THE AUDIT COMMITTEE

  The Audit Committee shall be composed of at least three directors of the Company, appointed by the Board at the annual organizational meeting of the Board or at such other time as may be determined by the Board and each member shall hold such position until replaced by the Board. The Chairman of the Audit

  Committee shall be designated by the full Board, or if the Board does not do so, the members of the Audit Committee, by majority vote, may designate a Chairman.

  Once appointed, Audit Committee members shall cease to be a member of the Audit Committee only upon:

  1.
  resignation from the Audit Committee or the Board,
  2.
  death,
  3.
  disability, as determined by an independent physician retained by the Board; or
  4.
  not being re-appointed pursuant to the appointment process described above.

  Each member of the Audit Committee shall be an unrelated and independent director as may be defined by the Toronto Stock Exchange and the Ontario Securities Commission from time to time. Each member shall be neither an officer nor employee of the Company or any of its affiliates. Each member shall be independent of management and must be free from any direct or indirect material relationship with the Company which could, or, in the view of the Board, could reasonably be perceived to, interfere with the exercise of that member's independent judgement.

  All members of the Audit Committee shall be financially literate at the time of their election to the Audit Committee, which means that they will have the ability to read and understand a set of financial statements that present a breadth and level of complexity of accounting issues that are generally comparable to the breadth and complexity of the issues that can reasonably be expected to be raised by the Company's financial statements.

  At least one member of the Audit Committee shall be an "audit committee financial expert" as such term is defined by the Regulations of the Ontario Securities Commission. The Board shall make determinations as to whether any particular member of the Audit Committee satisfies this requirement.

  A quorum of any Audit Committee meeting will be a majority of the members of the Audit Committee. The Secretary of the Audit Committee shall be such person as nominated by the Chairman of the Audit Committee.

III   MEETINGS OF THE AUDIT COMMITTEE

  The Audit Committee shall meet at least quarterly or more frequently as it deems necessary to carry out its duties and responsibilities. The external auditors shall receive notice of every meeting of the Audit Committee and shall be invited to attend and participate in such meetings. The Audit Committee, in its discretion, may also ask members of management or others to attend its meetings (or portions thereof) and to provide pertinent information as necessary.

  The Audit Committee Chairman shall approve an agenda in advance of each meeting and shall cause that agenda and related materials to be distributed to members and the external auditor in advance of said meeting. The Audit Committee shall maintain minutes of its meetings and records relating to those meetings and the Audit Committee's activities and provide copies of such minutes to the Board.

  As part of each meeting of the Audit Committee at which the Audit Committee reviews and recommends that the Board approve the quarterly interim financial statements or the annual audited financial statements, the Audit Committee shall meet separately with the external auditors of the Company. The Audit Committee shall also meet separately with management as it deems appropriate.

  The Secretary shall circulate the minutes of the meetings to members of the Board, members of the Audit Committee and the head of the external auditor.

IV    REMUNERATION OF AUDIT COMMITTEE MEMBERS

  No member of the Audit Committee may earn fees from the Company other than directors' fees (which fees may include cash and/or securities or options or other in-kind consideration ordinarily available to directors, as well as all of the regular benefits that other directors receive).

  For greater certainty, no member of the Audit Committee shall accept any consulting, advisory or other compensatory fee from the Company.

V     DUTIES AND RESPONSIBILITIES OF THE AUDIT COMMITTEE

  In carrying out its responsibilities, the Audit Committee shall have the following oversight duties:

  (a)
  Selection and Evaluation of External Auditors

  (i)
  Make recommendations to the Board as to the selection of the firm of external public accountants to be nominated to audit the books and accounts of the Company for each fiscal year.

  (ii)
  Review and approve the Company's external auditors' annual engagement letter, including the proposed audit plan and fees contained therein, and make recommendations thereon to the Board.

  (iii)
  Oversee the work of the external auditors, including the resolution of disagreements between management and the external auditors regarding financial reporting.

  (iv)
  Receive from the external auditors there report covering the outcome of their annual audit of the Company.

  (v)
  Make recommendations to the Board regarding the replacement or termination of the external auditors when circumstances warrant.

  (vi)
  Review the performance of the Company's external auditors and make recommendations to the Board regarding the replacement or termination of the external auditors when circumstances warrant.

  (vii)
  Oversee the qualifications and independence of the Company's external auditors by, among other things:

  (A)
  at least on an annual basis, evaluating the qualifications, performance and independence of the independent auditor and the senior audit partners having primary responsibility for the audit.

  (B)
  obtaining and reviewing a report from the independent auditor at least annually regarding: (i) the independent auditor's internal quality-control procedures, (ii) any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or raised by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the firm, (iii) any steps taken to deal with any issues, (iv) all relationships between the independent auditor and the Company, and (v) the independence of the independent auditor as required by the Regulations.

  (C)
  Approving the appointment, compensation and work carried out by the external auditors, including the provision of both audit related and non-audit related services.

  (D)
  Reviewing policies for the provision of non-audit services by the external auditor and where applicable the framework for pre-approval of audit and non-audit services.

  (E)
  Requiring the external auditors to deliver to the Audit Committee, at least annually, a formal written statement delineating all relationships between the external auditors and the Company and confirming their independence from the Company.

  (F)
  Actively engaging in a dialogue with the external auditors with respect to any disclosed relationships or services that may impact the objectivity and independence of the external auditors and recommending that the Board take appropriate action to satisfy itself of the auditors' independence.

  (b)
  Financial Statements and Reports

  (i)
  Review and approve the external auditor's annual Audit plan, including the scope of the external auditor's quarterly reviews and all related fees, and make recommendations thereon to the Board.

  (ii)
  Review and discuss with management and the external auditor the Company's quarterly interim financial statements and annual audited financial statements, including related reports, MD&A, disclosure documents and press releases (paying particular attention to any use of "pro forma" or "adjusted" non-GAAP information), and make recommendations thereon to the Board prior to public disclosure thereof.

  (iii)
  As part of the Committee's review of the Company's quarterly interim financial statements, or audited annual financial statements, review and discuss with management and the external auditors:

  (A)
  The quality of, and any major issues regarding, the Company's accounting principles and financial statement presentations, including all critical accounting policies, accounting practices and financial disclosure practices used and any significant changes in the Company's selection or application of accounting principles.

  (B)
  All significant issues and judgements made in connection with the preparation of the financial statements to determine if and how they should be reported or disclosed.

  (C)
  The content and presentation of sales or earnings press releases and any financial information or earnings guidance (if any) provided to analysts and rating agencies.

  (D)
  Any outstanding litigation or legal claims or actions which may materially affect the financial position of the Company.

  (c)
  Financial Reporting Process and Internal Controls

  (i)
  At least annually, in consultation with management and the external auditors the Committee shall:

  (A)
  Consider the integrity of the Company's financial reporting process and controls, including its computerized information systems.

  (B)
  Review management's report on its assessment of the significant financial risks and exposures of the Company and the steps taken to monitor, control and report such risks and exposures.

  (C)
  Review any significant findings concerning the adequacy of internal controls raised by the external auditors together with management's response(s).

  (D)
  Consider the effectiveness of the overall process for identifying and controlling the Company's principal financial risks and provide the Audit Committee's view, including any recommendations, to the Board.

  (E)
  Consider whether adequate procedures are in place for the review of financial information extracted or derived from the financial statements.

  (F)
  Confirm through private discussions with the external auditors that no restrictions are being placed on either the scope or the effectiveness of the external auditor's work.

  (G)
  Consider the appropriateness of establishing an internal audit function.

  (d)
  Compliance with Laws and Regulations

  (i)
  The Audit Committee shall:

  (A)
  Review the effectiveness of the system for monitoring compliance with laws and regulations and the results of management's investigation and follow-up (including disciplinary action) of any fraudulent acts or non-compliance.

      (B)
      Obtain regular updates from management and the Company's legal counsel regarding compliance matters that may have a material impact on the Company's financial statements or compliance policies.

      (C)
      Review the findings of any examinations by regulatory agencies and any correspondence with, or published reports by, regulators or governmental agencies which raise material issues regarding the Company's financial statements or accounting policies.

  (e)
  Related Party Transactions and Off-Balance Sheet Structure

  (i)
  The Audit Committee shall:

  (A)
  review all proposed related-party transactions including those between the Company and its officers or directors and, if deemed appropriate, provide an opinion regarding any particular transaction to the Board; and

  (B)
  review all material off-balance sheet structures which the Company is a party to.

  (f)
  Hiring Policies

  The Audit Committee shall review and approve the Company's hiring policies regarding partners, employees and former partners and employees of the present and any former external auditors of the Company.

  (g)
  Complaint Procedure

  The Audit Committee shall establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters and procedures for the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

VI    EVALUATION OF AUDIT COMMITTEE CHARTER AND COMMITTEE PERFORMANCE

  Annually, the Audit Committee shall review and assess the adequacy of the Audit Committee charter, report to the Board on the results of such assessment, and recommend any proposed changes to the Board for approval.

  The Audit Committee shall also perform an annual evaluation of the performance of the Audit Committee and report to the Board on the results of such evaluation.

  It is the Board's intention that this charter shall reflect at all times all legislative and regulatory requirements applicable to the Audit Committee. Accordingly, this charter shall be deemed to have been updated to reflect any amendments to such legislative and regulatory requirements and shall be formally amended at least annually to reflect such amendments.

  While the Audit Committee has the oversight duties and responsibilities set forth in this charter, the Audit Committee is not responsible for planning or conducting the audit or for determining whether the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. Management has the responsibility for preparing the financial statements and implementing internal controls and the external auditors have the responsibility of auditing the financial statements.

  In discharging its duties, each member of the Audit Committee shall be obliged only to exercise the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances. Nothing in this Charter, including designating any member of the Audit Committee as an "audit committee financial expert" is intended, or should be determined to impose on any member of the Audit Committee a standard of care or diligence that is in any way more onerous or extensive than the standard to which all members of the Board are subject.

  The essence of the Audit Committee's responsibilities is to monitor and review the activities described in this Charter to gain reasonable assurance (but not to ensure) that such activities are being conducted properly and effectively by the Company.

QuickLinks

  Exhibit 4.2
SCHEDULE "A" AUDIT COMMITTEE CHARTER SQI DIAGNOSTICS INC. (the "Company") Audit Committee Charter